UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 24, 2005

APPLIED IMAGING CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Baytech Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 719-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2005, the compensation committee of Applied Imaging Corp.’s board of directors approved and on March 28, 2005 the Company executed, employment agreements with Robin Stracey, the Company’s President and Chief Executive Officer (the “Stracey Employment Agreement”), and with Terry Griffin, the Company’s Corporate Vice President and Chief Financial Officer (the “Griffin Employment Agreement”).

The Stracey Employment Agreement is effective retroactively to the date Mr. Stracey assumed the position as Chief Executive Officer of the Company. Pursuant to the Stracey Employment Agreement, Mr. Stracey is entitled to an annual base salary of $260,000 and an annual bonus with a target performance rate equal to 50% of Mr. Stracey’s annual base salary and a maximal goal achievement and superior corporate performance rate equal to up to 75% of Mr. Stracey’s annual base salary. Mr. Stracey is entitled to receive an option exercisable for 150,000 shares to purchase shares of the Company’s Common Stock, subject to the Company’s customary vesting terms. Mr. Stracey is an at-will employee and either party may terminate the Stracey Employment Agreement at any time. Upon a change of control of the Company, all stock options granted to Mr. Stracey will become fully vested. In the event Mr. Stracey is terminated without cause or is involuntarily terminated within 12 months after a change of control of the Company, Mr. Stracey will receive a severance payment equal to 12 months of his base salary, additional vesting benefits and continued health coverage. The Stracey Employment Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The above description of the Stracey Employment Agreement is qualified in its entirety by reference to the Stracey Employment Agreement.

The Griffin Employment Agreement is effective retroactively to the date Mr. Griffin assumed the position as Chief Financial Officer of the Company. Pursuant to the Griffin Employment Agreement, Mr. Griffin is entitled to an annual base salary of $195,000 and an annual bonus with a target performance rate equal to up to 30% of Mr. Griffin’s annual base salary. Mr. Griffin is entitled to receive an option exercisable for 200,000 shares to purchase shares of the Company’s Common Stock, subject to the Company’s customary vesting terms. Mr. Griffin is an at-will employee and either party may terminate the Griffin Employment Agreement at any time. Upon a change of control of the Company, all stock options granted to Mr. Griffin will become fully vested. In the event Mr. Griffin is terminated without cause or is involuntarily terminated within 12 months after a change of control of the Company, Mr. Griffin will receive a severance payment equal to 6 months of his base salary, additional vesting benefits and continued health coverage. The Griffin Employment Agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference. The above description of the Griffin Employment Agreement is qualified in its entirety by reference to the Griffin Employment Agreement.

On March 24, 2005, the compensation committee of the Company’s board of directors approved the 2005 Management Incentive Compensation Plan pursuant to which members of management are eligible to receive cash bonuses. The maximum aggregate target bonus under the 2005 Management Incentive Compensation Plan, which includes the target bonus amounts specified in the Stracey Employment Agreement and the Griffin Employment Agreement, is $400,000. The committee has sole discretion to determine whether an award will be given. The 2005 Management Incentive Compensation Plan is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference. The above description is qualified in its entirety by reference to the 2005 Management Incentive Compensation Plan.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Employment letter and Employment Agreement with Mr. Robin Stracey

10.2	Employment Agreement with Mr. Terry Griffin

10.3	2005 Management Incentive Compensation Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED IMAGING CORP.

By:	/s/ Robin Stracey
Robin Stracey President & Chief Executive Officer

Date: March 29, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment letter and Employment Agreement with Mr. Robin Stracey

10.2	Employment Agreement with Mr. Terry Griffin

10.3	2005 Management Incentive Compensation Plan

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